Exhibit 10.3

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (the “Agreement”) made as of December 21, 2021

BETWEEN:

INDVR BRANDS, INC.
(the “Assignor”)

- and -

FIRST PERSON LTD.
(the “Assignee”)

RECITALS:

A.	By lease dated February 8, 2021(the “Lease”) a copy of which is attached hereto as Schedule “A”, 444-5th Ave GP Inc., as general partner for and on behalf of 444-5th Ave SW Limited Partnership (the “Landlord”) leased to the Assignor, as tenant, certain premises (the “Premises”) located in the building municipally known as 444 – 5th Avenue SW, Calgary Alberta (the “Building”), containing approximately 2,885 square feet as shown in Schedule B of the Lease and as described in the Lease, for and during the term of 3 years commencing on September 1, 2021 and expiring on August 31, 2024.

B.	The Assignor has agreed to assign all of its right, title, interest, benefit and estate in the Lease to the Assignee.

C.	The Assignee has agreed to accept and assume the assignment of the Lease and all of the rights and obligations of the Assignor under the Lease as and from January 1, 2022 (the “Effective Date”).

NOW THEREFORE in consideration of the sum of TEN ($10.00) DOLLARS and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereto agree as follows:

1.	The Assignor hereby sells, conveys, grants, transfers, assigns and sets over absolutely to the Assignee, its successors and assigns, all of the Assignor’s right, title, interest, benefit and estate in and to the Lease and all other rights, benefits and advantages whatsoever to be derived therefrom from and after the Effective Date.

2.	From and including the Effective Date, the Assignee agrees to assume all of the covenants and obligations of the Assignor in relation to the Lease and agrees it shall observe and perform all of the terms, covenants, conditions and agreements given by, imposed on or required to be observed and performed by the Assignor in connection with the Lease.

3.	The Assignor warrants that the Lease is in full force and effect as at the Effective Date, that there are no existing defaults thereunder, that it has the full right and authority to assign the Lease and that it has not previously assigned the Lease.

4.	The Assignor hereby indemnifies and holds harmless the Assignee in respect of all rents and other payments under the Lease and in respect of all debts, actions, causes of action, claims, demands and obligations arising under the Lease and in respect of the occupancy of the Premises by the Assignor which have arisen or accrued prior to the Effective Date.

5.	The Assignee hereby indemnifies and holds harmless the Assignor in respect of all rents and other payments under the Lease and in respect of all debts, actions, causes of action, claims, demands and obligations arising under the Lease and in respect of the occupancy of the Premises by the Assignee, or any subtenant thereof, which have arisen or accrued from and including the Effective Date.

6.	From and including the Effective Date, the Assignee agrees to and shall indemnify the Assignor from and against any and all claims, demands, awards, actions and proceedings whatsoever, by whomever made, brought or prosecuted and from and against any and all losses, costs, damages or expenses of any kind whatsoever, including solicitors’ fees and disbursements on a solicitor and own client basis, to which the Assignor is subjected arising out of or in any way related to the breach, default or non-observance or non-performance of any provision required to be observed or performed by the Assignor under the Lease.

7.	The Assignor shall from time to time, at the request and cost of the Assignee, execute and deliver to the Assignee such further assurances as may be reasonably required by the Assignee for the better assigning to the Assignee of the Lease. The Assignee shall from time to time, at the request and cost of the Assignor, execute and deliver to the Assignor such further assurances in respect of the assumption and performance of obligations by the Assignee as may be reasonably required by the Assignor for the better assigning to the Assignee of the Lease.

8.	This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

9.	This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

10.	This Agreement may be executed in any number of counterparts, with the same effect as if all the parties had signed the same document and will become effective once a signed counterpart is delivered by each of the parties to the other. This Agreement shall be deemed to be executed under seal by all parties even if a party fails to apply its seal.

11.	This Agreement may be executed by a party and delivered by facsimile transmission or electronic mail in PDF format and if so executed and transmitted this Agreement will be for all purposes effective as if the parties had delivered and executed the original Agreement.

IN WITNESS WHEREOF the Assignor and the Assignee have executed this Agreement as of the year and day first above written.

INDVR BRANDS, INC.

Per:	/s/ Hugh Hempel
Name:	Hugh Hempel
Title:	CEO

Per:
Name:
Title:

FIRST PERSON INC.

Per:	/s/ Darcy Campbell
Name:	Darcy Campbell
Title:	CFO

Per:
Name:
Title:

SCHEDULE “A” Lease

(Attached)

444 - 5th Avenue Office Lease Form

444-5TH AVE GP INC.,

as general partner for and on behalf of

444-STH AVE SW LIMITED PARTNERSHIP

(Landlord)

-and-

INDVR BRANDS, INC.

(Tenant)

OFFICE LEASE

Building: 444 – 5th Avenue SW, Calgary, Alberta

444 - 5th Avenue Office Lease Form

444-5TH AVE GP INC.,

as general partner for and on behalf of

444-STH AVE SW LIMITED PARTNERSHIP

(Landlord)

-and-

INDVR BRANDS, INC.

(Tenant)

OFFICE LEASE

Building: 444 – 5th Avenue SW, Calgary, Alberta

SCHEDULES

SCHEDULE A - Floor Plan
SCHEDULE B - Legal Description
SCHEDULE C - Determination of Occupancy Costs
SCHEDULE D - Landlord Rules and Regulations
SCHEDULE E - Additional Provisions
SCHEDULE F - Landlord’s Work
SCHEDULE G - Base Building Work

OFFICE LEASE

This lease dated as of February 8, 2021 (the “Lease”), is made and entered into by the Landlord and Tenant named below who agree as follows:

1.	BASIC TERMS

(a)	Landlord:		144-5TH AVE GP INC.,
as general partner for and on behalf of
444-5TH AVE SW LIMITED PARTNERSHIP

		Address:	c/o Aspen Property Management Limited
Partnership
1800, 140 – 4th Avenue SW
Calgary, Alberta T2P 3N3
Telephone: 403.216.2660

		Building Address:	444 – 5th Avenue SW
Calgary, Alberta T2P 2T8
INDVR BRANDS, INC.

(b)	Tenant:

		Address:	1840, 444 – 5th Avenue SW
Calgary, Alberta T2P 2T8

		Telephone:	587.890.8400

		Email:	jmann@indvr-brands.com

(c)	Indemnifier:	Not Applicable

(d)	Rentable Area of the Premises:	2,885 square feet

(e)	Premises:	Suite 1840 as show for illustrative purposes on the attached Schedule A

(f)	Term:	3 Years

(ii)	Commencement Date:	September 1, 2021

(iii)	Expiry Date:	August 31, 2024

(g)	Gross Rent:

Period	Per Sq. Ft. of Rentable Area Per Year

September 1, 2021 to August 31, 2024	$19.00

(h)	Security Deposit:	$9,538.62

(i)	$4,769.31 (inclusive of GST), to be applied against first months’ Gross Rent as it comes due;

(ii)	$4,769.31 (inclusive of GST), to be held as security for the Tenant’s obligation under the lease.

(i)	Operating Name of Business (if different from the legal name):	Not Applicable

(j)	Fixturing Period:	April 1, 2021 to August 31, 2021

2.	DEFINITIONS

(a)	“Building Systems” means al any time: (i) all heating, ventilating and air-conditioning and other climate control systems and other systems, services, installations and facilities installed in or servicing the Building including without limitation, the following systems, services, installations and facilities: elevators and escalators, mechanical (including plumbing, sprinkler, drainage and sewage), electrical and other utilities, lighting, sprinkler, life safety (including fire prevention, communications, security and surveillance), computer (including environmental, security and lighting control), ice and snow melting, refuse removal, window washing and music, (ii) all machinery, appliances, equipment, apparatus, components, computer software and appurtenances forming part of or used for or in connection with any of such systems, services, installations and facilities including, but not limited to, boilers, motors, generators, fans, pumps, pipes, conduits, ducts, valves, wiring, meters and controls, and the structures and shafts housing and enclosing any of them, and (iii) all Landlord owned or controlled telecommunications facilities, installations and equipment

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(b)	“Common Areas” means those areas, facilities, improvements, installations and equipment in or around or adjacent to the Building and the Land existing from time to time that are neither rented nor designated nor intended by the Landlord to be rented and are provided or designated from time to time by the Landlord for in common use by the Landlord, the Tenant and other tenants of the Building, their agents employees customers, invitees or licensees, for which the Landlord directly or indirectly is subject to obligations in its capacity as owner of the Building or an interest in it, and any of the foregoing Facilities that are shared with any other building as determined by the Landlord in its sole discretion, all as may be designated by the Landlord from time to time and as may be altered, expanded, reduced, reconstructed or relocated from time to time.

(c)	“Development” means the Lands and the Building. “Land” means those lands located in the City of Calgary, in the Province of Alberta, and having a legal description as set out in Schedule B (or for such part as may be designated by the Landlord from time to time) as altered, expanded or reduced from time to time. The Landlord has at all times exclusive control of the Development and its management and operation.

(d)	“GST” means the goods and services tax payable under the Excise Tax Act (Canada)

(e)	“Hazardous Substance” means:

(i)	any material or substance declared or deemed to be hazardous, deleterious. caustic, dangerous, a dangerous good, toxic, a contaminant, a waste, a source of a contaminant, a pollutant or toxic under any Environmental Law and includes, without limitation, polychlorinated biphenyl and urea-formaldehyde;

(f)	“Required Conditions” means that:

(i)	the Tenant is the originally named Tenant, or a Permitted Transferee and in either case has not undergone a Change of Control and is itself in occupation of and carrying on business from the whole of the Premises; and

(ii)	the Tenant has paid all Rent when due and there have not been the occurrence of 3 or more Events of Default and there is not then an existing Event of Default that remains unremedied beyond the applicable curative period other than an Event of Default described in section 38 which is by its nature incurable.

(g)	“Transfer” means all or any of the following, whether by conveyance, written agreement or otherwise (i) an assignment of this Lease in whole or in part; (ii) a sublease of all or any part of the Premises; (iii) the sharing or transfer of any right of use or occupancy of all or any part of the Premises and; (iv) any mortgage, charge or encumbrance of this Lease or the Premises or any part of the Premises or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligation, and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law), which has changed or might change the identity of the Person having use or occupancy of any part of the Premises

3.	GROSS RENT

The Tenant shall pay to the Landlord as Gross Rent from and after the Commencement Date and throughout the Term in the amount per square foot of Rentable Area of the Premises as per section 1.1(g) (the “Gross Rent”) payable in equal monthly instalments in advance on the 1st day of each month during the Term.

4.	ADDITIONAL RENT

“Additional Rent’ means all amounts in addition to Gross Rent payable to the Landlord or any other Person under this Lease, other than GST. The Tenant shall also pay throughout the Term, at the times and in the manner provided in this Lease, all Additional Rent which shall, except as otherwise provided in this Lease, be payable within 30 clays of receipt by the Tenant of an invoice, statement or demand for it. “Rent” means the aggregate of all amounts payable by the Tenant to the Landlord under this Lease.

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5.	OCCUPANCY COSTS

Intentionally deleted.

6.	SECURITY DEPOSIT

The Tenant agrees to deposit with the Landlord on the execution of this Lease, a security deposit, as set forth, in section 1.1 (h). to be held by the Landlord, until such time as the observance and performance of the terms and conditions of this Lease, the Landlord may appropriate the security deposit, or as much of it as of or in connection with the Tenant’s breach.

7.	PRE-AUTHORIZED DEBIT

The Tenant shall make payments of Rent for such period as the Landlord may request by way of a pre-authorized debit payment system, by way of wire transfer or post dated cheques. The Tenant shall pay all any and all fees and other charges in connection with the pre-authorized debit or wire transfer contemplated by this section including any charges or fees resulting from insufficient funds in the Tenant’s account and a late charge and administration fee of S250.00. If the Tenant changes its financial institution upon which such pre-authorized debits are drawn, the Tenant shall send a notice to the Landlord at least 30 days prior to the date such change is to take place and provide the landlord with a new pre-authorized debit authorization form for the Tenant’s new financial institution. The Tenant acknowledges and agrees that the Tenant shall remain responsible for all payments of Rent even if the Tenant’s bank account is incorrectly debited or not debited for any reason whatsoever including an error by the Tenant’s financial institution.

8.	EARLY OCCUPANCY AND FIXTURING PERIOD

The Tenant shall be permitted by the Landlord to occupy the Premises prior to the Commencement Date for the period of time as ser forth in section 1.1(j) (the “Fixturing Period”) commencing on the date the Landlord’s Work is substantially complete and the Landlord provides vacant possession of the Premises to the Tenant for the purpose of allowing the Tenant to commence the Tenant’s Work and conduct its business. The Tenant’s right to commence occupancy of the Premises during the Fixturing Period shall be conditional on (a) the Tenant having executed his Lease in the form approved by the Landlord, (b) the Tenant having provided evidence of insurance showing compliance with the insurance requirements of this Lease: and (c) no Event of Default existing that remains uncured beyond the applicable curative period, if any. During the Fixturing Period, the Tenant will not be required to pay Gross Rent, however, all other terms and conditions of this Lease shall apply. At the beginning of the Fixturing Period the Tenant will begin and thereafter diligently perform and complete the Tenant’s Work The Tenant shall pay for all electricity, water, heat, security, refuse removal and other utilities and services furnished to the Tenant or its contractors by the Landlord or its contractors during the Fixturing Period promptly upon being billed therefor.

Notwithstanding the above. the Tenant may be granted possession of the Premises prior to April 7, 2021 subject to full execution of this Lease by both the landlord and Tenant, payment of the Security Deposit to the Landlord and the Tenant having provided proof of insurance to the Landlord

9.	DELAYED POSSESSION

If the landlord is delayed in delivering possession of all or any portion of the Premises to the Tenant on or before the Commencement Date, then unless such delay is principally caused by or attributable to the Tenant, its servants, agents or independent contractors. then the date on which the Premises are to be made available to the Tenant, the Commencement Date and the obligation of the Tenant to pay Gross Rent shall be postponed for a period equal to the duration of the delay. This Lease shall not be void or voidable nor shall the Landlord be liable to the Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to the Tenant, and the deferment of the obligation of the Tenant to pay Gross Rent shall be accepted by the Tenant as full compensation for any such delay

If any delay in the completion of Landlord’s Work is attributable to the Tenant, its servants, agents or independent contractors, the obligation of the Tenant to pay Gross Rent shall not be deferred and the time period for completion of Landlord’s Work (but not the Expiry Date) shall be extended for a reasonable period which shall not in any event be less than a period corresponding to such delay.

10.	BOMA STANDARD

BOMA Standard means the American National Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1-1996), as such standard may be amended or replaced from time to time by the Building Owners and Managers Association International (“BOMA”) or a successor organization to BOMA and as such standard may be further amended by the Landlord in measuring floor areas of the Building. “Rentable Area” of the Premises, the Building or any portion thereof means such area measured in accordance with BOMA Standard. For the purposes of this Lease, the Premises is not subject to remeasurement throughout the Term.

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11.	GRANT

The Landlord hereby leases to the Tenant the Premises, for the purpose of maintaining an office for the term hereinafter set forth and subject to the terms and conditions of this Lease.

12.	QUIET ENJOYMENT

The Landlord covenants to provide the Tenant with quiet enjoyment and possession of the Premises during the Term, subject to the terms and conditions of this Lease.

13.	USE

The Premises shall be used and occupied by the Tenant only as business offices for the business of the Tenant as initially conducted in the Premises and for no other purpose or for such other purposes as the Landlord may specifically authorize in writing. The Tenant shall not be required to occupy the Premises continuously throughout the Term, and any such vacancy of the Premises shall not be considered a default under this Lease. provided that the Tenant is paying and continues to pay all Rent.

14.	PROHIBITED USE

The Tenant will not at any time during the term of this Lease, use, exercise or carry on, or permit or suffer to be used, exercised or carried on, in or upon the Premises, or any part thereof any noxious, noisome or offensive act, occupation, trade, business or calling. No act, matter or thing whatsoever shall at any time during the term of this Lease be done to or on the Premises, or any part thereof which shall or may be done to the annoyance, a nuisance, grievance, damage, or to the disturbance of other Tenants of the Landlord or the occupier or owners of any adjoining Premises, which may conflict with the laws relating to fires, or the regulations of the Board of Health or with any Statute or Municipal By-law. It is agreed by the Landlord that the present business carried on by the Tenant is not in contravention or in violation of this paragraph.

15.	CONTROL OF THE DEVELOPMENT BY LANDLORD

The Landlord has at all times exclusive control of the Development and its management and operation. Without limiting the generality of the foregoing, at any time and from time to time, the Landlord may

(h)	make repairs, replacements, changes or additions to the Structural Elements, Building Systems, and other systems, facilities and equipment in the Building (including the Premises) where necessary to serve the Premises or other parts of the Building;

(i)	make changes or additions to any part of the Building not in or forming part of the Premises including, without limitation, dedicating or conveying portions of the Land, granting easements, rights-of-way, restrictive covenants or other interests in the Land and constructing additional improvements in or adjoining the Land;

(j)	terminate or amend the Tenant’s right of use of any of the Common Areas, change the location and size of any of the Common Areas or use parts of the Common Areas for promotional or other activities;

(k)	retain contractors and employ all personnel, including supervisory personnel and managers, that the Landlord considers necessary for the effective maintenance, repair, operation, management and control of the Building;

(l)	prescribe the times, the area, means and designated routes through the Common Areas for the delivery and shipping of merchandise, supplies, fixtures, and other materials or goods of whatsoever nature to or from the Premises and all loading, unloading, and handling thereof, and

(m)	do and perform such other acts in and to the Building or any of its component parts as the Landlord considers reasonable for the proper and efficient maintenance, repair, operation, management and control of the Building.

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Notwithstanding anything else to the contrary in this Lease or at law, in the course of the Landlord’s exercise of its rights hereunder. the Landlord shall be deemed not to have re-entered the Premises nor to have breached any obligation of this Lease nor have any liability to the Tenant and the Tenant shall not be entitled to any compensation or a reduction or abatement of Rent. The Landlord shall perform all of its work as expeditiously as is reasonably possible so as to interfere as little as is reasonably possible with the Tenant’s use of the Premises

16.	OPERATION OF BUILDING

During the Term the landlord shall operate and maintain the Building in accordance with standards from time to time prevailing for office buildings of a similar age and quality in the area in which the Building is located and, subject to payment by the Tenant of the Tenant’s share of Occupancy Costs, the Landlord shall provide the services set out in sections 17 and 19.

17.	SERVICES TO PREMISES

The Landlord shall arrange for the provision of:

(a)	heat, ventilation and air conditioning (included in building standard) as required for the comfortable use and occupancy of the Premises during Normal Business Hours;

(b)	Janitor services, including window washing, as reasonably required to keep the Premises in a clean and wholesome condition;

(c)	electric power for normal lighting and small business office equipment (but not equipment using amounts of power disproportionate to that used by other tenants in the Building);

(d)	replacement of building standard fluorescent tubes, light bulbs and ballasts as required from time to time at the Tenant’s sole cost as a result of normal usage; and

(e)	maintenance, repair, and replacement as set out in section 20.

18.	NORMAL BUSINESS HOURS

Except as otherwise specifically provided in this Lease or by written notice from the Landlord to the Tenant, Normal Business Hours Days (“Business Day” means a day that is not a Saturday, Sunday or a holiday in the province where the Land is situated) for the Building shall be from 6:00 a.m. to 6:00 p.m. Monday through Friday excluding days which are not Business Days.

19.	BUILDING SERVICES

The Landlord shall provide in the Building:

(a)	domestic hot and cold (or temperate) running water and necessary supplies in washrooms sufficient for the normal use thereof by occupants in the Building;

(b)	elevator or escalator service for access to and egress from the Premises;

(c)	heat, ventilation, air conditioning, lighting, electric power, domestic hot and cold (or temperate) running water, and janitor service in the Common Areas;

(d)	a general directory board on which the Tenant shall be entitled to have its name shown. but the landlord shall have exclusive control thereof and of the area thereon to be allocated to each tenant; and

(e)	maintenance, repair, and replacement as set out in section 20.

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20.	MAINTENANCE, REPAIR AND REPLACEMENT

The Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Building and for provision of the Landlord’s services under sections 17 and 19 (except such as may be installed by or be the property of the Tenant), and shall be responsible for and shall expeditiously maintain and repair the foundations, structure and roof of the Building provided that:

(a)	if all or part of such systems, facilities and equipment are destroyed, damaged or impaired, the Landlord shall have a reasonable time in which to complete the necessary repair or replacement, and during that time shall be required only to maintain such services as are reasonably possible in the circumstances;

(b)	the Landlord may temporarily discontinue such services or any of them at such times as may be necessary due to causes beyond the reasonable control of the Landlord;

(c)	the Landlord shall use reasonable diligence in carrying out its obligations under this section 20, but shall not be liable under any circumstances for any consequential damage to any Person or property for any failure to do so;

(d)	no reduction or discontinuance of such services under this section 20 (a) or (b) shall be construed as an eviction of the Tenant or (except as specifically provided in this Lease) release the Tenant from any obligation of the Tenant under this Lease; and

21.	ADDITIONAL SERVICES

The Tenant shall pay to the Landlord the costs of all services provided by the Landlord to the Tenant (plus an administrative charge of 15% of such costs), other than services supplied by the Landlord and charged as Occupancy Costs. Such services shall include services performed at the Tenant’s request or otherwise provided for herein including, without limitation·(a) the provision of processed air, electricity and other utilities and services outside of Normal Business Hours or of a special nature or in excess quantities; (b) replacement of non-standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls; (c) special janitorial or cleaning services; (d) operating elevators for the sole benefit of the Tenant and supervising the movement of furniture, equipment, freight and supplies for the Tenant; and (e) construction of any Leasehold Improvements or other work performed at the request of or on behalf of the Tenant. The Tenant shall pay for such services within 30 days of receipt of an invoice for any such service.

22.	ALTERATIONS BY THE LANDLORD

The Landlord may from time to time:

(a)	make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary to serve the Premises or other parts of the Building;

(b)	make changes in or additions to any part of the Building not in or forming part of the Premises; and

(c)	change or alter the location of Common Areas;

provided that in doing so the Landlord shall not disturb or interfere with the Tenant’s use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and shall repair any damage to the Premises caused thereby.

23.	ACCESS BY THE LANDLORD

The Tenant shall permit the Landlord to enter the Premises at any time outside of Normal Business Hours and during Normal Business Hours at any time in case of an emergency or where no emergency exists at any time where such entry will not unreasonably disturb or interfere with the Tenants use of the Premises and operation of its business, to examine, inspect, and show the Premises to persons wishing to lease them, to provide services or make repairs, replacements, changes or alterations as set out in this Lease, and to take such steps, as the Landlord may deem necessary for the safety, improvement or preservation of the Premises or the Development. The Landlord shall whenever possible consult with or give reasonable notice to the Tenant prior to such entry. but no such entry shall constitute an eviction or entitle the Tenant to any abatement of Rent.

24.	ALTERATIONS

The Tenant will not during the said term make or suffer any alterations. decorations or additions to be made to the Premises without first receiving the written permission of the Landlord. All alterations, decorations or additions which may be made by the Tenant pursuant to such written permission of the Landlord shall be made at the sole expense of the fixtures of the Premises shall became the property of the Landlord. The Tenant may remove any equipment, or chattels installed by it on the termination of the Lease.

25.	TENANT’S INSURANCE

During the Term, the Tenant shall take out and maintain at its own expense:

(a)	“all risks” property insurance, including the Perils of Flood and Earthquake. In amounts sufficient to fully cover the improvements of the Premises and all property in the Premises which is not owned by the Landlord on a full replacement cost basis,

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(b)	commercial general liability insurance, with the Landlord, its manager and mortgagee, if any, named as an additional insured, against claims for death, personal injury and property damage in or about the Premises, in amounts which are from time to time carried by a prudent Tenant in the community in which the Development is located, but in any event with a minimum combined single limit of $5,000,000;

(c)	if applicable, comprehensive form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the full replacement cost of all Leasehold Improvements and all property in the Premises not owned by the Landlord;

(d)	business interruption insurance for a minimum period of 24 months in an amount that will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in Sections 25(a) and 25(b) or attributable to prevention of access to the Premises or the Building as a result of any such perils, including extra expense insurance if applicable;

(e)	the Tenant’s legal liability insurance for the actual cash value of the Premises from any damage howsoever caused: and

(f)	any other form of insurance that the Tenant, or the Landlord, acting reasonably, requires in amounts and for insurance risks against which a prudent Tenant would insure.

Policies for property and general liability insurance shall be in a form and with an insurer reasonably acceptable to the Landlord, shall require at least thirty (30) days written notice to the Landlord of termination or material alteration of the policy during the Term and shall waive any right of subrogation against the Landlord, its manager and mortgagee, and cause the Landlord, its manager and mortgagee and any other party the Landlord so requests to be named as an insured in such policies of insurance. If requested by the Landlord, the Tenant shall from time to time promptly deliver to the Landlord, certified copies or other evidence of such policies, and evidence satisfactory to the Landlord that all premiums thereon have been paid and the policies are in full force and effect.

26.	FORM OF TENANT POLICIES

(a)	With respect to the form of the Tenant’s insurance policies in Section 25:

(i)	each policy shall be in a form and with an insurer reasonably acceptable to the Landlord and shall require at least thirty days written notice to the Landlord of termination or material alteration of the policy during the Term;

(ii)	the insurance described in Section 25(a) and any other property damage insurance shall include, as additional named insureds (but without liability for premiums) as its interests may appear the Landlord, any Mortgagee and other Persons with an interest in the Development from time to time designated in writing by the Landlord;

(iii) the insurance described in Section 25(b) shall include as additional named insureds (but without liability for premiums) the Landlord, any Mortgagee, any other Persons with an interest in the Development from time to time designated in writing by the Landlord and any property manager or facilities manager retained by the Landlord in respect of the Development;

(iv)	contain a standard mortgage clause if required by a Mortgagee;

(v)	all property damage and liability insurance shall contain provisions for cross liability and severability of interests among the Landlord, the other insureds and the Tenant;

(vi)	all property damage insurance (including boiler and machinery insurance) shall contain a waiver of any rights of subrogation which the insurer may have against the Landlord and those for whom the Landlord is in law responsible whether the damage is caused by the act, omission or negligence of the Landlord or such other Persons; and

(vii)	shall contain a provision that the Tenant’s insurance shall be primary and shall not call into contribution any other insurance available to the Landlord.

(b)	If requested by the Landlord, the Tenant shall from time to time promptly deliver to the Landlord, certified copies or other evidence of such policies, and evidence satisfactory to the Landlord that all premiums thereon have been paid and the policies are in full force and effect

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27.	INSURANCE RISKS

The Tenant shall not do, omit to do, or permit to be done or omitted to be done upon the Premises or any other portion of the Development anything that may contravene or be prohibited by any of the Landlord’s insurance policies in force from time to time covering or relevant to any part of the Development or which would prevent the Landlord from procuring such policies with companies acceptable to the Landlord. If the occupancy of the Premises, the conduct of business in the Premises or any acts or omissions of the Tenant in the Premises or any other portion of the Development causes or results in any increase in premiums for any of the Landlord’s insurance policies, then, without limiting any other rights or remedies of the Landlord, the Tenant shall pay any such increase as Additional Rent forthwith upon receipt of the invoices of the Landlord for such additional premiums. A written report by an Expert concerning the cause of any increase in premiums will be accepted as conclusive evidence of the cause for the purposes of determining the Tenant’s liability to pay for increases as Additional Rent.

28.	PLACEMENT OF THE TENANTS INSURANCE BY THE LANDLORD

If the Tenant falls to take out, renew or keep in force any of the policies of insurance required to be taken out and maintained by the Tenant under section 25, the Landlord may do so as agent of the Tenant and the Tenant shall reimburse the Landlord any amount so paid by the Landlord as agent of the Tenant promptly upon demand by the Landlord.

29.	INDEMNITY BY THE TENANT

The Tenant shall indemnify and hold harmless the Landlord from and against every demand. claim, cause of action, judgment and expense (including legal fees and disbursements on a solicitor and own Tenant basis), and all losses and damage arising from any injury or damage to the person or property of the Tenant, any other Tenant in the Development or to any other Person rightfully in the Building, where the injury or damage is caused by negligence or misconduct of the Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation of the Tenant, or results from the violation of laws or ordinances, governmental orders of any kind or of the provisions of this Agreement by any of the foregoing, any loss or damage, however caused, to books, records, files, money, securities negotiable instruments or papers in or about the Premises; any loss or damage resulting from interference with or obstruction of deliveries to or from the Premises; any injury or damage not specified above to the person or property of the Tenant, its agents, servants or employees, or any other person entering upon the Premises under express or implied invitation of the Tenant, where the injury or damage is caused by any reason other than the negligence or misconduct of the Landlord, its agents, servants, or employees; and the failure by the Tenant to perform its obligations under this Agreement the provisions of this section are subject to the waiver of any right of subrogation against the Landlord in the Tenant’s insurance.

30.	RELEASE OF THE LANDLORD

The Tenant hereby releases the Landlord from any and all claims, actions, causes of action. damages, demands for damages and other liabilities, howsoever arising (the “Tenant’s Claims”), that may be made by the Tenant against the Landlord under the provisions of this Agreement to the extent that the Tenant’s claims would be covered by the policies of insurance the Tenant is obliged to maintain under this Agreement. In addition, and without limitation, the Tenant agrees that the Landlord, shall not be liable for and hereby release the Landlord from:

a)	any and all claims, actions, causes of action, damages, demands for damages and other liabilities,

i)	for or related to any bodily injury, personal injury, illness or discomfort to or death of the Tenant or any of its agents, officers, contractors, employees, invitees, Tenants and any other person for whom the Tenant is legally responsible in or about the Building or the Premises, and for or related to any loss or damage to property owned by the Tenant or by others and for which property the Tenant is responsible in or about the Building or the Premises; and

b)	without limiting the generality of the foregoing, the Landlord shall not be liable for any damage caused by steam, water, rain or snow which may leak into, issue or flow from part of the Building, including the Premises, or from the pipes or plumbing works thereof, or from any other place or, for any damage caused by or attributable to the condition or arrangement of any electric or other wiring;

c)	any loss or damage caused as a result of any damage, destruction, construction, alteration, expansion expropriation, reduction, repair or reconstruction from time to time of the Building, any parts or components of the Building or of improvements on adjoining properties or by anything done or omitted to be done by any other Tenant or occupant;

d)	any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by the Landlord to perform janitorial services, security services, supervision or any other work in or about the Premises or the Building;

e)	any loss or damage, however caused, to books of account, records, files, money, securities, negotiable instruments, papers, computer disks, tapes, software, data and other electronic files and their storage media of any kind or to other valuables of the Tenant including art, artworks, statuary, antiques, gems and precious metals of the Tenant and of others;

f)	any loss or damage arising from obstruction of deliveries to or from the Premises or interruption, cessation, faulty operation, breakdown or failure of any building systems including but not limited to. the supply of any utilities, telecommunication services (whether controlled or owned by the Landlord or not) or other services in, to or serving the Building or the Premises, whether they are supplied by the Landlord or by others; and

g)	any indirect or consequential damages including, but not limited to, loss of profit.

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31.	SUBLETTING AND ASSIGNMENT

(a)	The Tenant shall have the right to sublet the Premises, or any portion thereof or assign the Lease with the Landlord’s prior written consent, such consent not to be unreasonably withheld or unduly delayed. The Landlord shall not have the right to withhold consent on the basis that the rent to be paid by the subtenant is less than the then prevailing fair market rent, or different than the Gross Rent payable by Tenant pursuant to the Lease, nor shall Landlord have the right to withhold consent on the basis that Landlord has other similar office space available on a direct head lease basis. If the Tenant undertakes a sublease or assignment as provided for in the Lease, the consent shall be based upon the Landlord’s standard form of consent to sublease for the Building, amended in accordance with terms and conditions as may be agreed to by Landlord and Tenant and their respective advisors, both acting reasonably and in good faith;

(b)	The Landlord shall respond in writing to the Tenant’s written request to sublease the Premises or any part thereof or to assign the Lease within ten (10) business days;

(c)	Throughout the Term and any extension or renewal thereof, the Tenant shall have the right to assign or sublet the Premises to Tenant’s affiliates (as such term is defined in the Business Corporations Act) provided such affiliates have substantially common management or directors as Tenant, and to assign or sublet pursuant to any bona fide merger, and/or re-organization, (collectively, the “Permitted Transferee”), without the Landlord’s consent, but with notice to the Landlord;

(d)	In the event the Tenant subleases or assigns all or a portion of the Premises and realizes a profit in excess of Gross Rent due under the Lease, Tenant shall be allowed to recover, in addition to Gross Rent, the out-of-pocket costs of Tenant spent on brokerage and professional fees and other similar costs associated with the subleasing or assignment of the Premises. After such disbursements. any excess rent shall be applied to the Landlord’s account;

(e)	In the event Landlord elects to terminate the Lease with respect to the Premises which are to be sublet or assigned pursuant to the proposed transfer, then the termination date shall be no less than thirty (30) days from the date of the Landlord’s notice and otherwise on the same date as when the proposed transfer was to be made effective. Notwithstanding the above, in the event the Landlord elects to terminate the Lease with respect to the proposed transfer, the Tenant shall have five (5) business days to rescind its request and remain in the Premises; and

(f)	The Landlord acknowledges and agrees that it shall not have the right to seek unreasonable variances or additional conditions of any type or nature to the terms of the

Lease after the notice by the Tenant of its intention to assign or sublet hereunder. provided however this will not prevent the Landlord from requiring conditions which will, in the Landlord’s reasonable opinion, protect the value, use, operation, or reputation of the Building; and provided only that any such assignment or sublease agreement provides that all of the terms, conditions and provisos of the Lease have been expressly agreed to by the subtenant or the assignee, except for the Premises, the Term and the rent if it is a sublease.

32.	LANDLORD’S RULES

The rules and regulations set forth in Schedule D have been adopted by the Landlord or the safety, benefit and convenience of all tenants and other Persons in the Development.

The Tenant shall. at all times, comply with, and shall cause its employees, agents, licensees and invitees to comply with, such rules and regulations attached as Schedule D hereto and such further and other reasonable rules and regulations and amendments and changes thereto as may be made by the Landlord and notified to the Tenant by mailing a copy thereof to the Tenant or by posting same in a conspicuous place in the Development. All such rules and regulations now or hereafter in force shall be read as forming part of this Lease.

33.	HAZARDOUS SUBSTANCES

The Tenant covenants and agrees that it will:

(a)	not bring or allow any Hazardous Substance to be brought onto the Development or the Premises except in compliance with Environmental Law;

(b)	comply at all limes and require all those for whom the Tenant Is In law responsible to comply at all times with Environmental Law as ll affects the Premises or the Development. and

(c)	give notice and provide access to the Landlord of the presence at any time during the Term of any Hazardous Substance on the Premises (or the Development if such substance is in the control of the Tenant) together with such information concerning such Hazardous Substance and its presence on the Premises or the Development as the Landlord may require.

34.	DEFECTS IN UTILITIES

The Tenant shall give to the Landlord prompt notice of any accident or other defect in the water pipes, gas pipes, heating apparatus or telephone, electric light or other wires.

35.	SURRENDER

If and whenever the Landlord is entitled to or does re-enter the Premises, the Landlord may terminate this Lease by giving notice thereof, and in such event the Tenant shall forthwith vacate and surrender the Premises.

36.	DAMAGE TO PREMISES

If, during the term of this Lease, the Premises are damaged from fire or other casualty, then either:

(a)	If the Premises are rendered partially unfit for occupancy by the Tenant, the rent payable shall be only for the part of the Premises that are usable and therefore shall be reduced in proportion to the normal rent if the whole Premises were usable;

(b)	If the Premises are rendered wholly unfit for occupancy by the Tenant, the rent will be proportionately reduced to the extent that the Premises are thereby rendered unusable by the Tenant in its business, from the date of the casualty until completion by the Landlord of the repairs to the Premises payable until the Premises; or

(c)	If the Premises are, in the opinion of the Landlord’s architect, incapable of being repaired with reasonable diligence within 180 days of the damage occurrence, then the term of this Lease shall be terminated and the Tenant shall immediately surrender the Premises and all its interest to the landlord, such rent to be a portion and payable only to the date of the damage occurrence. The Landlord may re-enter and repossess the Premises upon discharge of the Lease. The Landlord must give the Tenant a Notice in writing within sixty (60) days after the date of damage or destruction as to whether the Premises are repairable within 180 days.

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37.	REDEVELOPMENT AND DEMOLITION

The Landlord may construct additional improvements or renovate existing improvements on the Land or on any adjacent land, may remodel the Building and may add storeys to the Building. Neither the construction, renovation or demolition by the Landlord or any other Person of any improvement on either the Land or any land adjacent thereto or within the Building, nor the noise, dust, vibration or other inconvenience or the reduction or light, air or view occasioned by such construction, renovation or demolition shall affect the obligations of the Tenant or result in any liability of the Landlord

38.	EARLY TERMINATION

If the term granted by this lease or any of the goods and chattel of the Tenant shall at any time be seized or taken in execution or in attachment by a creditor of the Tenant, or if a Writ of Execution shall issue against the goods or chattels of the Tenant and remain unsatisfied for a period of fifteen (15) Business Days from the date of issue, or if the Tenant shall make any assignment for the benefit of creditors, or become bankrupt or insolvent or if the Tenant shall attempt to sell or dispose of goods and chattels located on the Premises so that there would not, in the event of such sale or disposal, be, in the opinion of the Landlord, a sufficient distress on the Premises for the then accruing rent, then and in every such case the current months’ Rent, together with rent for the next three succeeding months, shall immediately become due and payable and the term of this Lease shall, a the option of the Landlord, forthwith become forfeited and determined, without prejudice to any claim or claims which the landlord may have under this Lease.

39.	TENANT DEFAULT

If the Rent hereby reserved or any part thereof be in default for a period of ten (10) days, or if the Tenant fails to remedy any other breach of one or more of the terms of this Lease after the receipt of five (5) days notice in writing by the Landlord calling breach to the attention of the Tenant and requesting lawful for the Landlord to re-enter into and upon the Premises and thereupon the term of this Lease may be terminated by the Landlord. The Landlord shall be entitled to recover any and all damages associated with the material default, including without limitation, in addition to any rights reserved or available to the Landlord in respect of an early termination of this Lease, cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by the Landlord and other tenants of the Development, any and all damages and claims asserted by third parties and the Landlord’s solicitors’ fees and costs.

If and whenever any of the following events (“Events of Default”) occur, namely:

ii.	all or any part of the Rent hereby reserved is not paid when due, and such default continues for seven days after the due date thereof;

iii.	the Tenant becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver shall be appointed for the business, property, affairs or revenues of the Tenant; or

iv.	the Tenant fails to observe, perform and keep each and every one of the covenants, agreements, provisions, stipulations and conditions herein contained to be observed. performed and kept by the Tenant (other than payment of Rent) and persist in such failure after 10 days notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or if any such breach would reasonably require more than 10 days to rectify, unless the Tenant commences rectification within the 10 days notice period and thereafter promptly and effectively and continuously proceeds with the rectification of the breach)

then and in any of such cases, at the option of the Landlord, the full amount of the then current month’s and the next ensuing three months’ installments of Rent, together with all expenses incurred by the Landlord in performing any of the Tenants obligations under this Lease, re-entering or terminating and re-letting, collecting sums due or payable by the Tenant, effecting seizure and realizing upon assets seized (including brokerage, legal fees and disbursements), and the expense of keeping the Premises in good order, repairing the same and preparing them for re-letting, shall immediately become due and payable and the Landlord may immediately distrain for the same, together with any arrears then unpaid; and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Premises or any part thereof in the name of the whole and remove and sell the Tenant’s goods, chattels and trade fixtures therefrom, any rule of law or equity to the contrary notwithstanding; and the Landlord may seize and sell such goods, chattels and equipment of the Tenant whether within the Premises or removed therefrom, and the Tenant waives or renounces the benefit of any present or future law taking away or limiting the Landlord’s right of distress on the property of the Tenant, and may apply the proceeds thereof to all Rent and other payments to which the Landlord is then entitled under this Lease. Any such sale may be effected in the discretion of the Landlord by public auction or otherwise, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide. If any of the Tenant’s property is disposed of as provided in this section 39, 10 days prior notice to the Tenant of disposition shall be deemed to be commercially reasonable.

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40.	LIEN ON THE TENANT’S GOODS AND EQUIPMENT

If the Tenant is in default under this Lease, the Landlord has a lien on all goods, inventory, trade fixtures, equipment facilities and leasehold improvements of the Tenant in the Premises as security against loss or damage resulting from the occurrence of an Event of Default and none of the above will be removed by anyone until the Event of Default is corrected, unless otherwise permitted in writing by the Landlord. While any Event of Default is in existence or subsisting, the corporate personal property of the Tenant shall not be removed in whole or in part from the Premises unless the prior written consent of the Landlord (which consent may be unreasonably or arbitrarily withheld or denied) is obtained, and the Landlord shall have the unfettered right to seize and sell the personal properly of the Tenant in such manner and by such method as the Landlord, in its sole discretion, deems advisable, and to apply the proceeds of any sale firstly to the costs and expenses incurred to effect such sale and seizure and the remaining balance, if any, towards the losses and damages suffered or incurred by the Landlord as a result of the occurrence of such Event of Default, or, if applicable, to the costs and expenses incurred to cure such Event of Default, notwithstanding that the Term may have expired or this Lease may have been terminated prior to the date of such seizure, sale or both. In the event that the Premises are vacated or abandoned by the Tenant leaving personal property of the Tenant therein or thereon, all such personal property shall, at the Landlord’s option, be deemed to have become the unencumbered property of the Landlord, and such personal property may be transferred. sold, disposed of or otherwise dealt with by the Landlord without any liability or accountability to the Tenant. The provisions of this section 40 will survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing the personal property of the Tenant’s employees such as pictures, photos and sentimental personal items may be removed with the Landlord’s prior written consent.

41.	PAYMENTS

If the Landlord shall re-enter or if this Lease shall be terminated hereunder, the Tenant shall pay to the Landlord on demand:

(a)	Rent up to the time of re-entry or termination, whichever shall be the later, plus accelerated rent as herein provided;

(b)	all expenses incurred by the Landlord in performing any of the Tenant’s obligations under this Lease, re-entering or terminating and re-letting, collecting sums due or payable by the Tenant, realizing upon assets seized (including brokerage, legal fees and disbursements), and the expense of keeping the Premises in good order, repairing the same and preparing them for re-letting; and

(c)	as damages for the loss of income of the Landlord expected to be derived from the Premises, the amounts (if any) by which the Rent which would have been payable under this Lease exceeds the payments (if any) received by the Landlord from other tenants in the Premises, payable on the first day of each month during the period which would have constituted the unexpired portion of the Term had it not been terminated, or at the election of the Landlord by notice to the Tenant at or after re-entry or termination, a lump sum amount equal to the Rent which would have been payable under this Lease from the date of such election during the period which would have constituted the unexpired portion of the Term had it not been terminated, reduced by the rental value of the Premises for the same period, established by reference to the terms and conditions upon which the Landlord re-lets them if such re-letting is accomplished within a reasonable period after termination, and otherwise established by reference to all market and other relevant circumstances; Rent and rental value being reduced to present worth at an assumed interest rate of 10% on the basis of the Landlord’s estimates and assumptions of fact which shall govern unless shown to be erroneous.

42.	OVER HOLDING

In the event the Tenant remains in occupation of the Premises after the expiration of the term of this Lease without Landlord consent, the Tenant shall pay Gross Rent times 200% to the Landlord, and the Lease shall be deemed to be month to month.

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43.	NAME OF BUILDING

The Landlord shall have the right after 30 days notice to the Tenant to change the name, number or designation of the Building, during the Term without liability to the Tenant.

44.	REGISTRATIONS

The Tenant agrees with the Landlord not to register this Lease.

45.	ACKNOWLEDGEMENTS

Upon the request of the Landlord the Tenant shall execute and deliver within 10 days of such request a certificate in the form provided by the Landlord certifying, amongst other things and without limitation, that:

(a)	this lease is in full force and effect, subject only to such modification if any) as may be set out therein;

(b)	the Tenant is in possession of the Premises and paying Rent as provided in this Lease;

(c)	the dates (if any) to which Rent is paid in advance; and

(d)	that here are not, to the Tenant’s knowledge any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed.

Any such certificate may be relied upon by any prospective transferee or encumbrance, of all or any portion of the Development, or any assignee of any such Persons. If the Tenant fails to timely deliver such statement, the Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by the Landlord, and that there are no uncured defaults in the Landlord’s performance.

46.	SIGNS AND ADVERTISING

The Tenant has the right to have its name displayed on the main lobby directory board for the Building, on the floor lobby directory board on each floor on which the Premises are located and on the main door to the Premises, all such signs to be at the Tenant’s expense and to be under the exclusive control of the Landlord and to conform to the uniform pattern of identification signs for tenants of the Building prescribed by the Landlord.

If the Premises constitute one or more full floors of the Building, the Tenant has the right to have a sign displaying the name of the Tenant in the elevator lobby of each such floor, at the Tenant’s expense, provided that the design of the sign has been approved by the Landlord.

47.	RELOCATION

The Landlord shall have the right, at any time during the Term, to relocate the Tenant anywhere Within the Development to accommodate a full floor or more third party tenant, upon giving the Tenant 90 days written notice. The relocated premises shall be of a similar type, size and quality to the existing Premises, shall be no lower than the 14th floor of the Building and shall be constructed at the Landlord’s expense. Should the relocated premises be larger than the Premises, the Tenant’s monthly Rent stall not increase.

The Tenant shall provide the Landlord with a written estimate of the Tenant’s reasonable moving expenses, 20 days prior to the date of relocation. The Landlord shall have the option of:

(i)	reimbursing the Tenant for reasonable moving expenses within 30 days following the presentation of invoices by the Tenant; or

(ii)	making suitable arrangements for moving the Tenant at the Landlord’s expense.

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48.	TENANTS REPAIRS

Except to the extent that the Landlord is specifically responsible therefor under this Lease, the Tenant shall maintain the Premises and all improvements therein in good order and condition.

If the Tenant fails to maintain the Premises under this section, then on not less than 10 days’ notice to the Tenant, the Landlord may enter the Premises and perform such obligation without liability to the Tenant for any loss or damage to the Tenant thereby incurred and the Tenant shall pay the Landlord for the cost thereof, plus 15% of such cost for overhead and supervision, within 10 days of receipt of the Landlord’s invoice therefor.

49.	CONDITION OF PREMISES

Except to the extent that the Landlord is specifically responsible therefor under this Lease, the Tenant shall maintain the Premises and all improvements therein in good order and condition.

At the expiration or earlier termination of the Term, the Tenant shall peaceably surrender and yield up to the Landlord the Premises and all Leasehold Improvements in good and substantial repair and condition in accordance with its covenants to maintain and repair the Premises. The Tenant shall not be responsible for the removal, repair or restoration of any leasehold improvements in the Premises upon the expiry or early termination of the Lease, except only for damage, if any, caused by the Tenant, reasonable wear and tear expected. Notwithstanding anything contained in this section, upon the expiration of the Term and at the Tenant’s cost, the Tenant shall remove all nontypical leasehold improvements in the Premises installed by the Tenant as are such identified by the Landlord.

50.	INSPECTION

The Landlord may enter upon the Premises only during business hours and view the state of repair thereof, and may serve upon the Tenant by registered mail a notice in writing of any defect requiring it within the time to be therein mentioned, to repair the same. and the Tenant will repair the Premises in so far as it is bound to do so according to such notice, and the terms of this Lease.

51.	NOTICES

Any notice from one party to the other hereunder shall be in writing and shall be deemed duly served if delivered personally or emailed to a responsible employee of the party being served, or if mailed by registered or certified mail addressed to the Tenant at the Premises (whether or not the Tenant has departed from, vacated or abandoned the same) or to the Landlord at the address indicated in section 1 (a) or any other place from time to time established for the payment of Rent. Any notice shall be deemed to have been given at the time of personal delivery or email or if mailed, seven days after the date of mailing thereof. Either party shall have the right to designate by notice, in the manner above set forth, a different address to which notices are to be mailed.

52.	NET LEASE

Intentionally deleted.

53.	SET-OFF

In the event the Landlord is liable or any payment or reimbursement to the Tenant then unless otherwise provided for in this Lease the Landlord has the right to set-off such reimbursement or liability against liabilities of the Tenant to the Landlord.

54.	LIMITATION OF RECOURSE

The Tenant acknowledges that, notwithstanding any other provision contained in this Lease, the obligations of and rights against the Landlord under this Lease and any other agreement with the Tenant shall be performed, satisfied and paid only out of and enforced against, and recourse hereunder shall be had only after judgment and only against, the right, title and interest of the Landlord in, and the Landlord’s revenue derived from, the Development whether such action or proceeding is for an award of damages, declaratory or injunctive relief or specific performance. No obligation of the Landlord hereunder or in respect hereof is personally binding upon, nor shall any resort or recourse be had, judgment issued or execution or other process levied against, the Landlord (except to the extent necessary for enforcement under the first sentence of this section and only for that purpose), or against any other assets or revenues of the Landlord. The only remedy against the Landlord shall be an action for damages. Notwithstanding anything else contained in this Lease or implied by law, in respect of any remedy as against the Landlord, where the Landlord is comprised of more than one party, the liability of each party comprising the Landlord shall be deemed to be several and not joint or joint and several, and shall be limited to the respective undivided percentage interest of each such party in the Land.

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55.	EFFECT OF SALE OR ASSIGNMENT

A sale, conveyance or assignment (collectively, the “disposition”) of the Development or part thereof shall release the Landlord from liability from after the effective date of such disposition upon the assumption by the transferee under such disposition of all the covenants, terms and conditions or this Lease. This Lease shall not be affected by any such disposition, and the Tenant shall attorn to the transferee of such disposition.

56.	SUBORDINATION

This Lease is and shall be subject and subordinate in all respects to any and all Mortgages and leasehold interests now or hereafter placed on the Development, and to all renewals, modifications, consolidations, replacements and extensions thereof.

57.	ATTORNMENT

If the Interest of the Landlord is transferred to any Person (the “Purchaser”) by reason of foreclosure or other proceedings for enforcement of any such mortgage, or by delivery of a deed in lieu of such foreclosure or other proceedings, the Tenant shall immediately and automatically attorn to Purchaser.

58.	SURVIVAL OF COVENANTS AND INDEMNITIES

All obligations of the Tenant which arise during the Term pursuant to this Lease and which have not been satisfied at the end of the Term and all indemnities of the Tenant contained in this Lease shall survive the expiration or other termination of this Lease.

59.	COUNTERPARTS AND ELECTRONIC DELIVERY

This Lease may be executed in counterparts and the counterparts together shall constitute an original document. Delivery of this document may be made by email in PDF format and if so delivered shall be deemed to be an original document.

60.	INDEPENDENT LEGAL ADVICE

The Tenant acknowledges that the Landlord hereby advises the Tenant to obtain advice from independent legal counsel prior to signing this Lease. The Tenant further acknowledges that any information provided by the Landlord is not to be construed as legal, tax or any other expert advice and the Tenant is cautioned not to rely on any such information without seeking legal, tax or other expert advice.

61.	LIABILITY: JOINT/SEVERAL

In the event there is more than one entity or Person which or who are parties constituting the Tenant under this Lease. the obligation imposed upon each of the parties comprising the Tenant under this Lease shall be joint and several.

The Tenant and the Landlord hereby accept this Lease subject to the conditions, restrictions and covenants herein set forth.

IN WITNESS WHEREOF the corporate seals of the Landlord and Tenant have been hereunto attached and attested by the hands of their proper officers in that behalf all on the day and the year first above written.

LANDLORD:	444-STH AVE GP INC.,
as general partner for and on behalf of
444-5TH AVE SW LIMITED PARTNERSHIP

Per:	/s/ Greg Guatto
Name:	Greg Guatto
Title:	CEO

Per:	/s/ R. Scott Hutcheson
Name:	R. Scott Hutcheson
Title:	Executive Chair

I/We have the authority to bind the corporation.

TENANT:	INDVR BRANDS, INC.

Per:	/s/ Joshua Mann
Name:	Joshua Mann
Title:	President & CEO

Per:
Name:
Title:

I/We have the authority to bind the corporation.

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SCHEDULE A

FLOOR PLAN

(Suite 1840, as shown below)

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SCHEDULE B

LEGAL DESCRIPTION

Building Address:	444 5th Avenue SW. Calgary, Alberta

Legal Description:	PLAN C
BLOCK 26
LOTS 17 18 AND 19
EXCEPTING OUT OF LOT19 (ASTO SURFACE ONLY) THE CORNER CUT ON PLAN
1867JK

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SCHEDULE C

DETERMINATION OF OCCUPANCY COSTS

Intentionally deleted

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SCHEDULE D

LANDLORD RULES AND REGULATIONS

1.	Security. The Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any Persons occupying, using or entering the same, or any equipment, finishings or contents thereof, and the Tenant shall comply with the Landlord’s reasonable requirements relative thereto.

2.	Locks. The landlord may from time to time install and change locking mechanisms on entrances to the Building, Common Areas thereof, and the Premises, and (unless 24-hour security is provided by the Building) shall provide to the Tenant a reasonable number of keys and replacements to meet the bona fide requirements of the Tenant. In these rules “keys” include any device serving the same purpose. The Tenant shall not add to or change existing locking mechanisms on any door in or to the Premises without the Landlord’s prior written consent. If with the Landlord’s consent. the Tenant installs lock(s) incompatible with the Building master locking system

(a)	the landlord, without abatement of Rent, shall be relieved of any obligation under this Lease to provide any service to the affected areas which requires access thereto;

(b)	the Tenant shall indemnify the Landlord against any expenses as a result of a forced entry thereto which may be required in an emergency; and

(c)	the Tenant shall at the end of the Term and at the Landlord’s request remove such lock(s) at the Tenants expense.

3.	Return of Keys. At the end of the Term, the Tenant shall promptly return to the Landlord all keys for the Building and Premises which are in possession of the Tenant.

4.	Windows. The Tenant shall observe the Landlord’s rules with respect to maintaining uniform drapes and venetian blinds at all windows in the Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screen, drapes, covers or other materials on or at any window in the Premises without the Landlord’s written consent. The Tenant shall ensure that all drapes and venetian blinds are closed on all windows in the Premises while they are exposed to direct rays of the sun.

5.	Repair Maintenance Alterations and Improvements. The Tenant shall carry out the Tenant’s repair, maintenance, alterations and Improvements in the Premises only during time agreed to In advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

6.	Water Fixtures. The Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by the Tenant shall be paid for by the Tenant.

7.	Personal Use of Premises.· The Premises shall not be used or permitted to be used for residential lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

8.	Heavy Articles. The Tenant shall not place in or move about the Premises without the Landlord’s prior written consent any safe or other heavy article which in the Landlord’s reasonable opinion may damage the Building, and the Landlord may designate the location of any heavy articles in the Premises.

9.	Carpet Pads. In those portions of the Premises where carpet has been provided directly or indirectly by the Landlord, the Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

10.	Bicycles Animals. The Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes. Bicycles are not permitted in the elevators and the Landlord is not responsible for any lost, damaged or stolen bicycles. The Landlord’s rules and regulations in this section 10 are subject to change.

11.

Deliveries. The Tenant shall ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord. and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused by any Person making such deliveries.

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12.	Furniture and Equipment. The Tenant shall ensure 1hat furniture and equipment being moved into or out of the Premises is moved through such entrances. elevators and corridors and at such times as may from time to time be designated by the Landlord, and by movers or a moving company approved by the Landlord, and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused thereby, and the cost of building staff regarding special moving requirements of the Tenant.

13.	Solicitations. The Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

14.	Food and Beverages. Only Persons approved from time to time by the Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or common Areas for any such purpose. Except with the Landlord’s prior written consent and in accordance with arrangements approved by the Landlord, the Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages. The foregoing shall not include the use of equipment for dispensing food and beverages to the employees of the Tenant.

15.	Refuse. The Tenant shall place all refuse in proper receptacles provided by the Tenant at its expense in the Premises or in receptacles (if any) provided by the Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwell, ducts and shafts of the Building free of all refuse.

16.	Obstructions. The Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors. stairwells or other Common Areas of the Building, or use such locations for any purpose except access to and exit from the Premises without the Landlord’s prior written consent. The Landlord may remove at the Tenant’s expense any such obstruction or thing (unauthorized by the Landlord) without notice or obligation to the Tenant.

17.	Dangerous or Immoral Activities. The Tenant shall not make any use of the Premises which involves the danger of· injury to any person, nor shall the same be used for any immoral purpose.

18.	Proper Conduct. The Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first-class quality Building or which will impair the comfort and convenience of other tenants in the Building.

19.	Employees, Agents and Invitees. In these Rules and Regulations, the Tenant includes the employees, agents, invitees and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises

20.	Signs. The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on any part of the exterior of the Premises or so as to be visible from the exterior of the Premises without the Landlord’s written consent. The Tenant shall adhere to the building standard identification signs for tenants to be placed on the outside of the doors leading into the Premises of tenants of multiple tenancy floors.

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SCHEDULE E

ADDITIONAL PROVISIONS

1.	Chattels

The Premises shall include all furniture including desks, chairs, meeting room furniture, appliances and all other furniture presently contained in the Premises and as viewed on January 28, 2021 (the “Existing Chattels”). The Landlord shall also allow the Tenant to select furniture from the 22nd floor of the Building (the “Additional Chattels”) to furnish the Premises. All costs associated with moving the Additional Chattels shall be at the Tenant’s expense. The final and approved inventory of the Existing Chattels and the Additional Chattels shall form part of the Lease (collectively the “Chattels”) The Tenant agrees to maintain the Chattels in good condition, reasonable wear and tear expected and for greater certainty, the Chattels at all times remain the property of the Landlord and shall not be removed from the Premises.

2.	Parking

From the date the Tenant takes occupancy of the Premises and thereafter throughout the Term, the Landlord shall make provision for and the Tenant shall licence one (1) reserved Term stall and three (3) month to month underground parking stall in the Northland Place underground parkade located at 407 – 3rd Street SW (the “Parking Facility”) at a fixed rate of $445.00 per stall per month plus GST for the duration of the Term.

The Tenant’s rights under this section shall terminate upon expiry or earlier termination of the Lease or the Landlord taking possession of the Premises. The Tenant acknowledges and agrees further that the Tenant’s rights under this section are contractual rights only and do not form an interest in land. The Tenant’s rights under this section are subject to and superseded by the Parking Agreement once executed and delivered by the Tenant and the Landlord.

Notwithstanding anything contained in this Lease, the Landlord may terminate the Tenant’s entitlement to use some or all of the parking stalls if for any reason the Landlord will not be able to reasonably make the parking stalls available to the Tenant (including without limitation the demolition of all or part of the Parking Facility or some or all of the parking stalls no longer being available to the Landlord) and the circumstances giving rise to the Landlord’s inability to make the parking stalls available to the Tenant are not of a temporary nature. The Landlord shall whenever possible give the Tenant not less than 30 days written notice of such termination, provided that in no event shall the Landlord have any liability to the Tenant in connection with any failure to provide such 30 days’ notice.

3.	Right to Licence

Notwithstanding anything to the contrary herein, the Landlord acknowledges that the Tenant shall have the right to license a portion of the Premises to multiple third party arm’s length companies with substantially the same management (the “Permitted Licensee”) for a period equal to all or a portion of the Term (the “Right to License”) without formal consent of the Landlord. so long as the Permitted Licensee is an affiliate of the Tenant. The Landlord acknowledges that on the Possession Date the Tenant intends on granting a Right to License to Luminous Capital Inc. and Leiio Wellness Ltd. This Right to License to the Permitted Licensee is exclusive to the Tenant and may not be assigned or transferred. In addition, the Tenant shall provide three (3) business days prior written notice to the Landlord of the Tenant’s intent to grant License and provide copies of the license agreement to the landlord. In no event does the ability of the Tenant to grant License limit its obligation under this Lease. The Tenant shall be liable for any and all of its Licensees. If the Tenant or Permitted Licensee requests to have the Permitted Licensee’s name added to the directory board of the lobby on the floor where the Premises is located, the Tenant shall be responsible for all costs associated with the base building signage. Further, the Tenant shall be responsible for any and all costs, expenses or charges directly associated with their Permitted Licensees, such as access cards and keys, and any physical signage, plus an administrative fee of 15%.

4.	Building Amenities

The Tenant’s employees shall have access to the amenities available for use by tenants of the Building and all buildings as part of the Aspen Club. so long as the Building is owned and operated by Aspen Properties, at no additional charge over and above the Tenant’s obligation to pay Gross Rent

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SCHEDULE F

LANDLORD’S WORK AND TENANT’S WORK

Only those items enumerated below as Landlord’s Work will be provided and installed by the landlord in the Premises on a “once only” basis at the Landlord’s expense in accordance with the Landlord’s choice of materials. All the Landlord’s Work will consist of site preparation and construction of the base building and will be done in accordance with the plans prepared by the Architect subject to changes required by the Landlord, its consultants or governmental authorities. All other work required for the Premises, including those items enumerated as Tenant’s Work will be provided and installed by the Tenant at the Tenant’s sole cost and expense. Except for the items shown as Landlord’s Work, the Premises are Leased on an “as is, where is” basis and there are no representations or warranties concerning the Premises or the Building except as contained herein.

Landlord’s Work

At no cost to the Tenant, the Landlord shall complete the following work in the Premises prior to the Fixturing Period.

1.	Ensure all HVAC, mechanical, plumbing and electrical servicing the Premises are in good working order;

2.	Ensure the blinds on the exterior windows servicing the Premises are in good working condition and consistent with the Building standard;

3.	Ensure light coverings throughout the Premises are in good condition and are in a uniform condition; and

4.	Ensure all current data cabling servicing the Premises is in good working order.

Tenant’s Work

1.	All improvements to Premises in excess of the Landlord’s Work including all further electrical and mechanical requirements.

2.	Any changes desired by the Tenant to the Landlord’s Work are subject to the Landlord’s approval and shall be made at the Tenant’s expense.

3.	All permits and approvals necessary for the installation of the Tenant’s improvements shall be obtained by the Tenant from applicable municipal and other governmental departments, prior to the commencement of the installations by the Tenant.

4.	All plans for Tenant improvements must be submitted to the Landlord and be prepared in accordance with the Construction Manual Rules and Regulations (the “Construction Manual”) for the Building.

5.	There shall be no fees payable by the Tenant to the Landlord in respect to Tenant’s Work. The Tenant, however, shall be responsible for reasonable out of pocket costs, if any, incurred by the Landlord regarding the Tenant’s Work.

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SCHEDULE G

BASE BUILDING WORK

The Tenant and Landlord acknowledge, that in its normal course of operation, the Landlord may from time to time, install, replace or repair the lighting fixtures, ceiling t-bar grid, ceiling tiles and blinds in tenant premises in the Building (the “Base Building Work”) that may become damaged, broken or are no longer in operable condition. In conjunction with this Lease, the Landlord will, prior to the Tenant taking possession of the Premises, install, replace or repair the following:

1.	New or like new Base Building Standard blinds

2.	New or like new Base Building Standard lighting fixtures

3.	New or like new Base Building standard ceiling t-bar grid

4.	New or like new Base Building Standard ceiling tiles

For the purposes of this Schedule G, “Base Building Standard” means the standard that the Landlord designates from time to time and there may be multiple different types of blinds, lighting fixtures, t-bar grid sizes and ceiling tiles at the same time within the Building.

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